                                                                   Exhibit 10.19
                                                                Letter Agreement

              [Letterhead of Annuity and Life Re (Holdings), Ltd.]

                                                                  March 19, 1998


[Purchaser]

     Re:  Securities Purchase Agreement

Gentlemen:

     Reference is made to the Securities Purchase Agreement (the "Agreement")
dated as of March   , 1998 between [Purchaser] and Annuity and Life Re
(Holdings), Ltd. (the "Company"). All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

     For good and valuable consideration, the receipt of which is hereby acknowledged, the Company, intending to be legally bound, hereby agrees as follows: the obligation of Purchaser to purchase and pay for the Company's Common Shares and Warrants on the Closing Date shall be subject to the condition that the total number of Common Shares of the Company outstanding immediately following the consummation of the Public Offering and any concurrent private placement of the Company's Common Shares (including the sale of Common Shares to Purchaser) not exceed 25.5 million Common Shares.


                                       Very truly yours,

                                       ANNUITY AND LIFE RE (HOLDINGS), LTD.




                                       /s/ Lawrence S. Doyle
                                       --------------------------------------
                                       Lawrence S. Doyle
                                       President and Chief Executive Officer